As filed with the Securities and Exchange Commission on June 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAROLINA BANK HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	56-2215437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2604 Lawndale Avenue

Greensboro, North Carolina 27408

(336) 288-1898

(Address, including ZIP Code, and telephone number,

including area code, of registrant’s principal executive offices)

Carolina Bank Holdings, Inc.

1997 Incentive Stock Option Plan

(Full title of the plan)

ROBERT T. BRASWELL

President and Chief Executive Officer

Carolina Bank Holdings, Inc.

2604 Lawndale Avenue

Greensboro, North Carolina 27408

(336) 288-1898

(Name and address of agent for service)

With Copies to:

ANTHONY GAETA, JR., ESQ.

TODD H. EVESON, ESQ.

Gaeta & Associates, P.A.

808 Salem Woods Drive, Suite 201

Raleigh, North Carolina 27615

(919) 845-2558

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock $1.00 Par Value	100,000	$11.91	$1,191,000	$96.36

(1)	Pursuant to Rule 457(c) and Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the average of the high and low prices reported on May 27, 2003.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Carolina Bank Holdings, Inc. 1997 Incentive Stock Option Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, Carolina Bank Holdings, Inc. (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Registration No. 333-60750) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)	Registrant’s Current Reports on Form 8-K dated as of January 17, 2003, April 15, 2003 and April 29, 2003.

In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number	Description

4.1	Specimen of Registrant’s Common Stock certificate (Incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000)

5.1	Opinion of Gaeta & Associates, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Cherry Bekaert & Holland LLP (filed herewith)

23.2	Consent of Gaeta & Associates, P.A. (contained in the opinion filed herewith as Exhibit 5).

24.1	Power of Attorney (filed herewith)

99.1	Registrant’s 1997 Incentive Stock Option Plan (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on June 2, 2003.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ ROBERT T. BRASWELL
Robert T. Braswell President, Chief Executive Officer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY

/s/ ROBERT T. BRASWELL Robert T. Braswell	President, Chief Executive Officer and Director

/s/ GARY N. BROWN* Gary N. Brown	Director

/s/ GEORGE E. CARR* George E. Carr	Director

/s/ J.D. CORNET* J.D. Cornet	Chairman of the Board of Directors

/s/ JUDY H. FULLER* Judy H. Fuller	Director

/s/ JAMES E. HOOPER* James E. Hooper	Director

/s/ EDWARD E. HOYLE, JR.* Edward E. Hoyle, Jr.	Director

/s/ T. ALLEN LILES T. Allen Liles	Treasurer and Secretary (Principal Accounting Officer)

* By: Robert T. Braswell, Attorney in Fact

/s/ ROBERT T. BRASWELL
Robert T. Braswell

Date: June 2, 2003

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

4.1	Specimen of Registrant’s Common Stock certificate (Incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000)

5.1	Opinion of Gaeta & Associates, P.A. as to the legality of the securities being registered

23.1	Consent of Cherry Bekaert & Holland LLP

23.2	Consent of Gaeta & Associates, P.A. (Included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Registrant’s 1997 Incentive Stock Option Plan

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